Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 25, 2006 relating to the consolidated financial statements of WebCT, Inc., which appears in Exhibit 99.1 to the Current Report on Form 8-K of Blackboard Inc. dated June 13, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 13, 2007